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                                                                    EXHIBIT 99.1


E*TRADE Media Contacts                  E*TRADE Investor Relations Contact
----------------------                  ----------------------------------
Tim Alban                               Susan Wolfrom
(650) 331-5865                          (650) 331-5303
talban@etrade.com                       swolfrom@etrade.com

Greg Xenakis
Neale-May & Partners
(650) 328-5555, ext. 142
gxenakis@nealemay.com


                   E*TRADE ACQUIRES TIR HOLDINGS TO ADVANCE
                       CROSS-BORDER TRADING CAPABILITIES

                     Acquisition Adds Critical Element In
             Drive to Develop First Online Global Trading Network


     MENLO PARK, Calif. (July 13, 1999) - E*TRADE(R) Group Inc. (NASDAQ: EGRP) today announced it has signed a definitive agreement to acquire TIR Holdings Limited, an international financial services company offering global multi-currency securities execution and settlement services, and a leader in providing independent research to institutional investors. The acquisition is expected to accelerate E*TRADE's goal of building the first global cross-border trading network for online investors, making trading in foreign securities accessible to retail, corporate and institutional investors alike.

     TIR shareholders will receive E*TRADE common stock valued at approximately $122 million in a transaction that is anticipated to be accounted for as a pooling of interests. E*TRADE expects the transaction to be accretive to earnings. Additionally, TIR's annual revenues, which were approximately $100 million for the 12 months ended April 30, 1999, will significantly diversify E*TRADE's revenue base.

     With more than 600 institutional clients, TIR is active in equity, fixed income and currency markets in more than 35 countries and holds seats on multiple stock exchanges around the world. E*TRADE intends to overlay its technology architecture on the TIR network as part of a longer term strategy to deliver the automation and performance to international investors that customers experience today using E*TRADE-branded sites to buy and sell securities in their domestic markets.

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E*TRADE Acquires TIR Holdings
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     "Building the infrastructure for a global 24x7 business is central to
E*TRADE's financial services strategy," said Christos M. Cotsakos, chairman and chief executive officer of E*TRADE. "E*TRADE plans to deploy a highly automated, cross-border trading network by combining TIR's existing trading network, international expertise and research operations with E*TRADE's technology leadership and growing global brand."

     "The combination of TIR and E*TRADE will deliver significant value to our combined customer base," said Judy Balint, president of E*TRADE International. "TIR's existing base of institutional clients will benefit from the speed and cost-efficiencies associated with our planned all-electronic global trading network, and we are committed to continue the track record of exceptional service established by TIR over the last decade. It is also planned that retail customers of E*TRADE-branded sites around the world will gain access to international markets - something only available to institutions and high-net worth individuals until now."

     "We are pleased and excited to add our international expertise to one of the world's leading online financial services providers," said Hans Tiedemann, chairman of TIR. "We see great synergies for our products and services, and great benefits to our current institutional client base, and the broader market of retail and corporate investors who are constantly seeking increased access to international markets."

Global Expansion

     E*TRADE is aggressively pursuing a global expansion strategy that leverages its internationally recognized brand name, award-winning web site design, and proprietary Stateless Architecture(SM) technology platform through joint ventures and affiliate partners around the world. E*TRADE plans to launch branded web sites in the top 20 financial markets worldwide. To date, E*TRADE has introduced self-directed online investing through the launch of E*TRADE Australia (which also serves New Zealand), E*TRADE Canada, CPR-E*TRADE (France) and E*TRADE Sweden. E*TRADE and local joint venture partners expect to bring the E*TRADE UK and E*TRADE Japan web sites online within fiscal 1999, which ends Sept. 30, 1999.

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E*TRADE Acquires TIR Holdings
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     In addition to developing domestic web-based investing services with affiliate partners worldwide, E*TRADE intends to build a global electronic network that will allow these investors to trade across borders. The first phase of E*TRADE's electronic trading network will enable inbound cross-border trading from international affiliates to the U.S. markets. E*TRADE expects the first E*TRADE affiliates to begin U.S. inbound cross-border trading during the next 12 months.

     "Integration of E*TRADE technology, with leveraged international financial services relationships and content, is key to our long-term vision for the company," said Balint. "TIR brings the cross-border financial services process expertise that will aid in achieving the ultimate goal of straight-through processing of a wide range of transaction types."

     "An advanced trading network offering straight-through processing of international trades is fully in line with the future requirements of our market," said Jarrett Lilien, group chief executive officer of TIR. "By joining E*TRADE, TIR is better positioned than ever to meet the needs of our institutional customers."

     Added Nicholas Bullman, group president of TIR, "E*TRADE is a world leader in applying the Internet to the financial services industry. We believe an Internet-based solution will offer tremendous advantages for our clients and represent another important reason institutional investors choose TIR for their clearing, settlement and execution services."

Additional TIR Synergies

     TIR brings a range of other synergies and benefits to E*TRADE, among them the ability to generate new revenue from global execution, clearing and settlement, and a broader base of products that customers are expected to find attractive based on varying market conditions.

     TIR's independent research practice is another component of value in the acquisition. TIR acquires research through independent analyst relationships. Traditionally available only to institutional investors, this high quality research eventually will be offered through E*TRADE-branded sites worldwide as both value-added and for-sale research products.

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E*TRADE Acquires TIR Holdings
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     TIR's research and analysis products and services are expected to advance
E*TRADE's strategy of providing the highest quality research, news and information services to its customers, complementing analysis, news and information delivered through other E*TRADE partners, including Banc Boston Robertson Stephens, Reuters, TheStreet.com, BigCharts and others.

Time Table and Milestones

     The acquisition is subject to the approval of various international regulators, including U.S. regulators, as a result of TIR's presence in a number of countries and E*TRADE's regulatory responsibilities in the United States. Regulatory notification and approval of this acquisition is expected to be completed later this summer and full integration of TIR's network, products and services is expected to be completed in the next 12 months. E*TRADE's overall globalization strategy and related technology development plans represent a complex undertaking that is expected to take several years to complete. As part of the definitive acquisition agreement, E*TRADE has reserved the right to terminate the transaction in the event that its common stock price is, at the time of closing, below an acceptable level. Donaldson, Lufkin & Jenrette acted as financial advisor to TIR Securities in this transaction.

About E*TRADE
-------------

     E*TRADE, a global leader in online personal financial services, has emerged as the world's most-visited online investing site. The content-rich Destination E*TRADE web site offers value-added investing and research features, premium customer service and a fully redundant, proprietary Stateless Architecture(SM) infrastructure. E*TRADE intends to expand its global positioning by launching branded web sites in the top 20 financial markets worldwide.

     In recognition of its innovation and industry leadership, E*TRADE was ranked the best online brokerage by Gomez Advisors (Summer 1999) and Lafferty Information and Research Group (4Q98, 1Q99). E*TRADE also was the first securities and financial services company to be awarded the WebTrust seal of assurance by the American Institute of Certified Public Accountants (AICPA).

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E*TRADE Acquires TIR Holdings
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     E*TRADE is committed to providing the most comprehensive financial services experience on the Internet, as demonstrated by its acquisition of Clearstation.com, a community-based financial analysis site, as well as strategic investments in E*OFFERING, a full-service online investment bank, and Archipelago, a leading Electronic Communications Network (ECN). E*TRADE also is positioned to become the first pure-play e-commerce company in the financial services sector - combining online banking and brokerage services - through a definitive merger agreement with Telebanc, the nation's leading branchless bank. It is anticipated that the Telebanc merger will close this fall.

     E*TRADE Securities Inc. (Member NASD/SIPC), and its parent company, E*TRADE Group Inc., are headquartered in Menlo Park, Calif.

About TIR Securities
--------------------

     TIR Securities (TIR) is an independent brokerage organization with a worldwide presence that offers a range of financial services and products through its global multi-currency execution and settlement infrastructure. Since its establishment in 1988, TIR has combined the traditional strengths of an international broker with an innovative approach resulting in reduced costs, enhanced efficiency and maximized responsiveness to its institutional client base.

     A key element of TIR's success is its international distribution capability. Low overhead, operational efficiency and a strong presence in worldwide financial centers enable TIR to provide low-cost, high-quality executions in over 35 countries. TIR has established a global infrastructure with dealing offices in Hong Kong, London, Melbourne, Manila, New York and Tokyo. In addition, TIR has representative offices in Frankfurt, Geneva and Paris. The administrative Head Office based in Dublin is part of the International Financial Services Centre (IFSC).

     Global infrastructure designed to provide a strong presence in each region, combined with expert local knowledge, ensures high quality of execution across a range of financial instruments, including equities, fixed income, and foreign exchange. With over 600 institutional clients worldwide, TIR is well established as a responsive and innovative provider of brokerage services.

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E*TRADE Acquires TIR Holdings
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________________________________________________________________________________
Important Notice
E*TRADE is a registered trademark of the company. All other trademarks are properties of their respective owners. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, market acceptance of the new E*TRADE destination web site, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures or interruptions, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual report filed by the Company with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.